PLAN AND AGREEMENT OF REORGANIZATION
                          UNDER I.R.C. SS.368(A)(1)(A)

                               AQUA MOTION, INC.,

                                       AND

                           CONTROLLING SHAREHOLDER OF

                   ROAST-N-ROLL RESTAURANTS OF THE PAST, INC.

     THIS PLAN AND AGREEMENT OF REORGANIZATION, dated and effective this 1st day of May, 2001, among AQUA MOTION, INC., a Nevada corporation having its principal business office located at 3360 West Sahara, Suite 200, Las Vegas, Nevada 89117 (hereinafter sometimes referred to as "AQUA MOTION") and the Controlling Shareholder of ROAST-N-ROLL RESTAURANTS OF THE PAST, INC., a New York corporation having its principal business office located at 1700 Hylan Blvd., Staten Island, New York 10305 (hereinafter sometimes referred to as "ROAST") executing this Agreement (such shareholder and the other ROAST shareholders being hereinafter collectively referred to as the "ROAST SHAREHOLDERS").

                                WITNESSETH THAT:

     WHEREAS, AQUA MOTION desires to acquire from the ROAST SHAREHOLDERS control of ROAST by acquiring 100% of the issued and outstanding capital stock of ROAST and distributing $140,000 to its shareholders, pro-rata, in exchange for 5,000,000 shares of the Common Stock of AQUA MOTION to be distributed to the ROAST shareholders or their designees in a transaction qualifying as a tax-free I.R.C. Section 368(a)(1)(A) reorganization;

     WHEREAS, AQUA MOTION, by its Nevada Articles of Incorporation, which were issued on March 14, 1995, is authorized to issue 25,000,000 shares of Common

Stock, par value of $.0027 per share, 5,000,000 of which are issued and outstanding.

     WHEREAS, ROAST, by its Certificate of Incorporation, which was issued on January 24, 1997 and amended on February 25, 1997, is authorized to issue 2,500,000 shares of Common Stock having a par value of $.01 per share, of which 1,489,000 shares are issued and outstanding;

     NOW, THEREFORE, AQUA MOTION and the ROAST SHAREHOLDERS, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of the reorganization of AQUA MOTION and ROAST and the mode of carrying the same into effect as listed below. Nick Bruzzese, Sr. as the holder of 85% of the shares of ROAST to be acquired by AQUA MOTION hereunder (hereinafter to be sometimes referred to as the "CONTROLLING ROAST SHAREHOLDER"), represents and warrants that the shares to be delivered hereunder represent 100% of the issued and outstanding shares of ROAST and, therefore, a controlling interest in ROAST.

                                    ARTICLE I
                           THE REORGANIZATION/EXCHANGE

1. PLAN OF REORGANIZATION. The ROAST SHAREHOLDERS are the owners of 1,489,000 of the issued and outstanding capital stock of ROAST, which 1,489,000 shares constitute 100% of the total issued and outstanding shares of Common Stock of ROAST (such 1,489,000 shares being referred to herein as the "Acquired Shares"). It is the intention of the parties that all of the Acquired Shares and $140,000 to be distributed to the AQUA MOTION shareholders, pro-rata, in exchange for 5,000,000 shares of the Common Stock of AQUA MOTION to be distributed to the ROAST shareholders or their designees in a transaction qualifying as a tax-free I.R.C. 368 a(1)(a) reorganization; as amended.

2. EXCHANGE OF SHARES. AQUA MOTION and the ROAST SHAREHOLDERS agree that at Closing, all 1,489,000 shares of ROAST shall be exchanged for 5,000,000 shares of AQUA MOTION Common Stock to be immediately issued, at an exchange rate of 3.358 AQUA MOTION shares for each ROAST share. AQUA MOTION hereby acknowledges that 3,300,000 shares of the AQUA MOTION Common Stock exchanged hereunder are "restricted" shares in accordance with Rule 144 of the Securities Act of 1933 and 1,700,000 shares of the AQUA MOTION Common Stock exchanged hereunder are not restricted shares in accordance with Rule 144 of the Securities Act of 1933. The following numbers of AQUA MOTION shares will, at Closing, be delivered to the individual ROAST SHAREHOLDERS in exchange for their ROAST shares, as follows:

                                            No. of Shares          No. of Shares
                                            of ROAST               of AQUA MOTION
SHAREHOLDERS                                EXCHANGED              TO BE ISSUED(1)
------------                                ---------              ---------------
Nicholas Bruzzese, Sr.                     1,275,000                   3,300,000
Keith Boaz                                    25,000                      83,950
Seymour H. Zisook                             10,000                      33,580
Webster & Emma Ransom                          5,000                      16,790
C. Kirk Straub                                 2,500                       8,395
Arthur R. Auer Trust                           2,000                       6,716
Clement Chan                                   5,000                      16,790
Leon M. Padell                                12,500                      41,975
William & Wilma Metze Trust                   10,000                      33,580
Vladmir Mayzler                                8,000                      26,864
Douglas S. Johnson                             7,000                      23,506
Stephen & Moria Szabolesi                      2,500                       8,395
Clark N. Hill                                  4,500                      15,111
Matt Roman                                     2,000                       6,716
Robert Denison                                 2,500                       8,395
Frances Berkowitz                              2,500                       8,395
Richard Howard                                 2,500                       8,395
James Rutherford Murdock, Jr.                 20,000                      67,160
Antonio Olivas                                25,000                      83,950
Kurt & Carol Paige                            15,000                      50,370
Mel Gibaldi                                   25,000                      83,950
Gary Losavio                                   5,500                      18,469
Tom Johnson                                   10,000                      33,580
Robert Pederson                               10,000                      33,580
Patrick Canino                                *                          115,000

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

Ken Siderowitz                               *                            121,388
James Murphy                                 *                             95,000
Miriam Garcia                                *                             40,000
Patricia K. Green                            *                             90,000
Patricia J. Jones                            *                             80,000
Francis A. Buttler                           *                             75,000
Richard & Maryanne
Green,JTROS                                  *                             15,000
Frank J. Rinnaldi                            *                             70,000
Jewell A. Buttler                            *                             85,000
Lisa Gonzalez                                *                             25,000
Anthony Rinnaldi                             *                             30,000
Kenneth Hale                                 *                             25,000
KB Design and Display Inc.                   *                             15,000
Carl Teschke                                 *                             20,000
Stan & Mimi Lee, JTROS                       *                             15,000
Robert Mitchell                              *                             30,000
Paul H. Metzinger                            *                             35,000
                                                                    -------------
TOTAL                                     1,489,000                     5,000,000
                                          =============               ===========

*-Nominee of Nicholas Bruzzese, Sr.

(1) All shares of AQUA MOTION common stock received by Nicholas Bruzzese, Sr. will be "restricted" shares issued in accordance with Rule 144 of the Securities Act of 1933. All other shareholders shall receive shares of the AQUA MOTION Common Stock that are not restricted shares in accordance with Rule 144 of the Securities Act of 1933.

3. DELIVERY OF SHARES. At the Closing, each ROAST SHAREHOLDER shall deliver his or her certificates for all of the issued and outstanding shares of ROAST owned by such shareholder so as to make AQUA MOTION the sole owner thereof, free and clear of all claims and encumbrances. In the alternative, the CONTROLLING ROAST SHAREHOLDER may deliver to AQUA MOTION duly executed instructions to ROAST's transfer agent authorizing the transfer of the Acquired Shares to AQUA MOTION based on the approval of the transaction by the CONTROLLING ROAST SHAREHOLDER.

Simultaneously at the Closing, AQUA MOTION shall issue and deliver to the ROAST SHAREHOLDERS certificates representing all of the AQUA MOTION shares to be issued in exchange for the ROAST shares, in such names, denominations and amounts as set forth in Section 2 herein above. In the alternative, AQUA MOTION may deliver to the CONTROLLING ROAST SHAREHOLDER duly executed instructions to its Transfer Agent for the immediate issuance of such shares.

4. INVESTMENT REPRESENTATIONS. The CONTROLLING ROAST SHAREHOLDER acknowledges, agrees and represents that:

          (a) He or she has been advised that none of the shares of AQUA MOTION being acquired by him or her hereunder have been registered under the Securities Act of 1933 (the "1933 Act").

          (b) All of the shares of AQUA MOTION being acquired by him or her hereunder are being, and will be, acquired and held for investment, not for resale or distribution to the public and not for the purpose of effecting or causing to be effected a public offering of such securities and, further, that none of such securities will be sold, transferred, assigned or disposed of except to, or in trust for the benefit of, members of such shareholder's immediate family or their personal representatives, devisees, and legatees, or in accordance with the 1933 Act and the Rules and Regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder.

          (c) He or she has been advised and is aware of the fact, that by reason of the foregoing investment representations and restrictions upon transfer: (i) if Rule 144 of the Rules and Regulations promulgated by the SEC is applicable to any future routine sales of any such securities, such sales can be made only in limited amounts in accordance with the terms and conditions of that Rule; (ii) in the case of securities to which that Rule is not applicable, compliance with some applicable registration exemption, if any be available,

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

will be required;

          (d) He or she has relied only and exclusively upon the representations of AQUA MOTION contained herein and his or her own investigation into AQUA MOTION and its financial condition for purposes of deciding to enter into and close the transaction contemplated by this Agreement and to accept shares of AQUA MOTION in exchange for his or her shares of ROAST No representation or statements of AQUA MOTION shall survive the Closing with the exception of the representations and warranties contained in this Agreement.

5.   CLOSING.

          (a) Closing shall take place on May 1, 2001 or at such other time as the parties may mutually select.

          (b) In addition to the share certificates or transfer agent instructions to be delivered to AQUA MOTION pursuant to Paragraph 3 above, the CONTROLLING ROAST SHAREHOLDER shall deliver or cause to be delivered to AQUA MOTION the following documents at
               Closing:

               (1) Certified copy of the Minutes of the Meeting of the Board of Directors of ROAST ratifying and approving this Agreement and the Closing thereof;

               (2) Certificate of good standing reflecting that ROAST is a corporation in good standing in the state of its incorporation;

               (3) A certificate from the CONTROLLING ROAST SHAREHOLDER updating the representations and warranties included in this agreement, as if made on the Closing date; and

               (4) Any and all other documents which may be reasonably requested by AQUA MOTION to effect and close this transaction.

          (c) In addition to the share certificates or Transfer Agent instructions to be delivered to the ROAST SHAREHOLDERS pursuant to Paragraph 3 above, AQUA MOTION shall deliver to the CONTROLLING ROAST SHAREHOLDER the following documents at
Closing:

               (1) Certified resolution of the Board of Directors of AQUA MOTION ratifying this Agreement and the Closing thereof and expressly authorizing the issuance of shares as required by this Agreement;

               (2) A certificate of good standing of AQUA MOTION reflecting that AQUA MOTION is in good standing under the laws of the state of its incorporation;

               (3) A certificate from the President and Secretary of AQUA MOTION confirming the representations and warranties made by AQUA MOTION as if made on the Closing date; and

               (4) Any and all other documents as may be required by the ROAST SHAREHOLDERS to close this Agreement.

               (5) Amendments to the December 31, 1999 10-KSB and March 31, 2000 10-QSB filed with the Securities and Exchange Commission which indicates that there was a 5-1 forward split undertaken by AQUA MOTION in November, 1999 and any other changes to such documents required by the Rules and Regulations promulgated by the Exchange Act of 1934.

6. OFFICERS AND DIRECTORS. It is the intent of the parties that immediately after the Closing, AQUA MOTION shall have a Board of Directors consisting of Nicholas Bruzzese, Sr., James Confessore and Terrence Butler. At the Closing, the existing Board of Directors of AQUA MOTION shall, after appointing Mssrs. Bruzzese, Confessore and Butler to the Board, resign their positions with the Board. The Board will, also, prior to closing, sign a Unanimous Consent to Action changing the name of AQUA MOTION to ROAST-N-ROLL RESTAURANT HOLDINGS, INC. , and will file such changes with the Nevada Secretary of State in an Amendment to AQUA MOTION's Articles of Incorporation.

                                   ARTICLE II
                              CONDITIONS PRECEDENT

     1. Between the date hereof and the Closing AQUA MOTION and its representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of ROAST as will not unreasonably interfere with the business and operations of ROAST for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of ROAST and the correctness of the representations and warranties of the ROAST SHAREHOLDERS and the fulfillment of the covenants and conditions of the ROAST SHAREHOLDERS as required in this Agreement.

     2. Between the date hereof and the Closing the ROAST SHAREHOLDERS and their representatives shall have such reasonable access during normal business hours to the properties, offices, records and books of account of AQUA MOTION as will not unreasonably interfere with the business and operations of AQUA MOTION, for the purposes of investigating the financial position, assets, liabilities and all other matters relating to the business of AQUA MOTION and the correctness of AQUA MOTION's representations and warranties and the fulfillment of the covenants and conditions of AQUA MOTION as required in this Agreement.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                                       OF

                                   AQUA MOTION

         AQUA MOTION, intending the ROAST SHAREHOLDERS to rely thereon, represents, warrants and agrees as follows:

     1. AQUA MOTION is, as of the date of Closing, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of Nevada, with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and to the best of its knowledge it possesses all necessary permits and licenses required in connection with the conduct of its business.

     2. The conduct of AQUA MOTION's present business is, to the best of its knowledge, in material compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

     3. Pursuant to its Articles of Incorporation, as amended, AQUA MOTION is authorized to issue 25,000,000 shares of Common Stock having a par value of $.0027 per share, of which 5,000,000 shares are presently issued and outstanding There are no other authorized or outstanding securities of any class or of any kind or character of the corporation and there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating AQUA MOTION, to issue or to sell any additional shares of its stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

     4. Upon issuance of the Common Stock of AQUA MOTION to the ROAST SHAREHOLDERS, the ROAST SHAREHOLDERS will become the owners of 100% of AQUA MOTION's authorized, issued and outstanding shares of Common Stock.

     5. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of AQUA MOTION ; any indenture, other agreement or instrument to which the corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

     6. AQUA MOTION is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of its stock or to any agreement that affects the voting rights of any of its stock, nor has such company made any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

     7. AQUA MOTION has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed, in correct form; all federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of the company; and AQUA MOTION is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessments been asserted against AQUA MOTION.

     8. There are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims which are known to AQUA MOTION, which might result in a material adverse change in the future financial condition or operations of AQUA MOTION other than as previously disclosed to ROAST or reflected in AQUA MOTION's audited financial statements filed with the March 31, 2000 10-QSB.

     9. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

     10. No transactions have been entered into either by or on behalf of AQUA MOTION, other than in the ordinary course of business, nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of AQUA MOTION.

     11. The entering into of this Agreement and the performance thereof has been duly and validly authorized by all required corporate action and does not require any consents other than such as have been unconditionally obtained.

     12. At Closing, AQUA MOTION shall not have any debt or liability nor any contract or commitment which will require the payment of any sum which will survive Closing.

     13. The Audited Financial Statements for AQUA MOTION for the year ended December 31, 1999, and the unaudited financial statements covering the period from January 1, 2000 to March 31, 2000, were prepared in conformity with generally accepted accounting principles consistently applied during the periods, and present fairly the financial position, results of operations, and changes in financial position, of AQUA MOTION. In the event, however, that an amended December 31, 1999 10-KSB and March 31, 2000 10-QSB are not filed at the date of the Closing, AQUA MOTION hereby makes the following warrants and covenants to the ROAST
SHAREHOLDERS:

     (a) AQUA MOTION will file such documents within fifteen (15) days after the Closing; and

     (b) All costs associated with preparing such documents shall be borne by the shareholders of AQUA MOTION.

     14. Except as set forth in the Audited Financial Statements of AQUA MOTION for the year ended December 31, 1999, and the financial statements covering the period ended March 31, 2000, AQUA MOTION is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in its Balance Sheets;

     15. AQUA MOTION has no material liabilities or obligations except those disclosed in the Audited Financial Statements of AQUA MOTION and does not have any knowledge of facts which would require the setting up of additional reserves with respect thereto;

     16. AQUA MOTION is not in default under or in breach of the provisions of any debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which default or breach would materially adversely affect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of AQUA MOTION;

     17. No waiver, indulgence or postponement of any of the obligations of AQUA MOTION has been granted by any obligee;

     18. There exists no event, current condition, or act which, with the giving of notice of the lapse of time or the happening of any other event or condition, would become a default under or breach of any such debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of AQUA MOTION as reflected in its Balance Sheets. None of the terms of any debt, security, mortgage indebtedness or other material contract or any other contract agreement would prevent the consummation of the Closing of this Agreement;

     19. There has been no adverse material change in the business or financial position and no event, condition or state of facts which materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of AQUA MOTION;

     20. There are no loans, accrued obligations, liabilities, claims, or contractual obligations owed by AQUA MOTION to any of its Officers, Directors, or Stockholders;

     21. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning, building, or licensing ordinances affecting the real property or any significant leasehold interests of AQUA MOTION, pending or threatened, which might affect the business, financial condition, or earnings of AQUA MOTION;

     22. AQUA MOTION does not have any debts and liabilities over $5,000 nor any contracts or commitments which will require the payment of any obligation (disputed or undisputed) which will survive the reorganization.

     23. The shares of AQUA MOTION being acquired by the ROAST SHAREHOLDERS hereby are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. There are no adverse claims against such shares or liens and encumbrances thereon. There are no agreements between AQUA MOTION and any other individual or entity which would prevent or affect the consummation of the transaction provided for in this Agreement;

     24. The corporate record book of AQUA MOTION is complete and contains all amendments to the Articles, Bylaws and all Minutes of meetings of its Directors and Shareholders; and

     25. This Agreement and all Exhibits to this Agreement and all documents delivered to the ROAST SHAREHOLDERS at the Closing in connection with this transaction are true and correct. The representations and warranties made by AQUA MOTION in this Agreement contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading.

Notwithstanding any investigation that may be made by the ROAST SHAREHOLDERS, all representations and warranties of AQUA MOTION made in this Agreement shall be deemed to have been made both at the time of the execution of this Agreement and at the Closing and shall survive the Closing of this Agreement.

     The foregoing representations, warranties and agreements shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until June 30, 2001. None of such representations, warranties and agreements contain on the date hereof, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the representations, warranties and agreements that are made not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                                       OF

                             NICHOLAS BRUZZESE, SR.

     NICHOLAS BRUZZESE, as the CONTROLLING ROAST SHAREHOLDER of the Acquired Shares hereunder, intending AQUA MOTION to rely thereon, and subject to the limitations contained in the last paragraph of this Article IV, represents and warrants as follows:

     1. ROAST is, as of the date of this Agreement, a validly existing corporation in good standing, duly organized pursuant to the laws of the State of New York with all legal and corporate authority and power to conduct its business as now being conducted and to own its properties and it possesses all necessary permits and licenses required in connection with the conduct of its business.

     2. The conduct of ROAST's business is, to the best of his knowledge, in material compliance with all applicable, federal, state and local governmental statutes, rules, regulations, ordinances and decrees.

     3. Pursuant to its Articles of Incorporation ROAST is authorized to issue 2,500,000 shares of Common Stock, of which 1,489,000 shares are issued and outstanding. There are no other authorized or outstanding equity or debt securities of ROAST of any kind or character, there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the corporation, to issue or to sell any additional shares of ROAST's stock or any options or rights with respect thereto, or any securities convertible into any shares of stock of any class.

     4. To the best of his knowledge, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement will not result in a breach of any of the terms or provisions of, or constitute a default under, the Articles of Incorporation or By-Laws of ROAST; any indenture, other agreement or instrument to which such corporation is a party or by which it or its assets are bound; or any applicable regulation, judgment, order or decree of any governmental instrumentality or court, domestic or foreign, having jurisdiction over the corporation, its securities or its properties.

     5. ROAST is not a party to any written or oral agreement which grants an option or right of first refusal or other arrangement to acquire any of the stock or to any agreement that affects the voting rights of any of the stock, nor is there any commitment of any kind relating to the issuance of shares of any of its stock, whether by subscription, right of conversion, option or otherwise.

     6. ROAST is not a party to any agreement or understanding for the sale or exchange of inventory or services for consideration other than cash or at a discount in excess of normal discounts for quantity or for cash payment.

     7. To the best of his knowledge, ROAST has filed with the appropriate governmental agencies all tax returns and tax reports required to be filed in correct form; all federal, state and local income, franchise, sales, use, occupation or other taxes due have been fully paid or adequately reserved for; to the extent that tax liabilities have accrued, but have not become payable, they are adequately reflected as liabilities on the books of such company; and ROAST is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment been asserted against ROAST.

     8. To the best of his knowledge, there are presently no contingent liabilities, factual circumstances, threatened or pending litigation, contractually assumed obligations or unasserted possible claims, which might result in a material adverse change in the future financial condition or operations of ROAST other than as previously disclosed to AQUA MOTION.

     9. To the best of his knowledge, the execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.

     10. No transactions have been entered into either by or on behalf of ROAST, other than in the ordinary course of business nor have any acts been performed (including within the definition of the term "performed" the failure to perform any required acts) which would adversely affect the goodwill of ROAST.

     11. The entering into of this Agreement and the performance thereof have been duly and validly authorized by all required corporate action and , to the best of his knowledge, do not require any consents other than such as have been unconditionally obtained.

     12. ROAST is the owner, free and clear of any liens, pledges, or encumbrances, of all of the property and assets set forth in the Balance Sheet;

     13. ROAST has no material liabilities or obligations. He does not have any knowledge of facts which would require the setting up of additional reserves with respect thereto;

     14. ROAST is not in default under or in breach of the provisions of any debt, security, mortgage, indebtedness, material contract, or agreement to which it is a party or by which it is bound, which default or breach would materially adversely affect its business or properties or condition, financial or otherwise, or would result in the creation of a lien or charge upon any of the properties or assets of ROAST;

     15. No waiver, indulgence or postponement of any of the obligations of ROAST has been granted by any obligee.

     16. To the best of his knowledge, there exists no event, current condition, or act which, with the giving of notice of the lapse of time or the happening of any other event or condition, would become a default under or breach of any such debt, security, mortgage, indebtedness, or material contract, or would result in the creation of a lien or charge upon the properties or assets of ROAST. None of the terms of any debt, security, mortgage indebtedness or other material contract or any other contract or agreement would prevent the consummation of the Closing of this Agreement.

     17. There has been no adverse material change in the business or consolidated financial position and no event, condition or state of facts which materially and adversely affects, or threatens to materially and adversely affect, the business or results of operations or financial condition of ROAST.

     18. There are no loans, accrued obligations, liabilities, claims, or contractual obligations owed by ROAST to any of its Officers, Directors, or Stockholders.

     19. There is no suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning, building, or licensing ordinances affecting the real property or any significant leasehold interests of ROAST and its subsidiary, pending or threatened, which might affect the business, financial condition, or earnings of ROAST.

     20. The shares of ROAST being acquired by AQUA MOTION from the ROAST SHAREHOLDERS hereby are duly and validly authorized, issued and outstanding and are fully paid and nonassessable. To the best of his knowledge, the ROAST SHAREHOLDERS are the legal and beneficial owners of the shares claimed to be owned by them and, to the best of his knowledge, there are no adverse claims against such shares or liens and encumbrances thereon. To the best of his knowledge, there are no agreements between any of the ROAST SHAREHOLDERS and any other individual or entity which would prevent or affect the consummation of the transaction provided for in this Agreement.

     21. To the best of his knowledge, the corporate record book of ROAST is complete and contains all amendments to the Articles, Bylaws and all Minutes of meetings of Directors and Shareholders.

     22. This Agreement and all Exhibits to this Agreement and all documents delivered to AQUA MOTION by the ROAST SHAREHOLDERS at the Closing in connection with this transaction are true and correct. The representations and warranties made by him in this Agreement contain no untrue statements of material facts and do not omit to state a material fact necessary to make the statements contained herein not misleading. Notwithstanding any investigation that may be made by AQUA MOTION, all of his representations and warranties made in this Agreement shall be deemed to have been made both at the time of the execution of this Agreement and at the Closing and shall survive the Closing of this Agreement.

     The foregoing representations, warranties and agreements and those contained in Article I, Paragraph 4 above shall be true and correct as of the effective date of the reorganization. Such representations, warranties and agreements shall survive the reorganization until June 30, 2001. None of such representations, warranties and agreements contain on the date hereof, or shall contain as of the effective date of the reorganization, any false or misleading statement of a material fact or omit to state any material fact necessary in order to make the representations, warranties and agreements contained herein not misleading.

     Notwithstanding anything contained herein to the contrary, AQUA MOTION hereby covenants and agrees that, if any action or proceeding is brought against any of the ROAST SHAREHOLDERS arising out of any breach of any representation, warranty or covenant contained herein, the liability of any such ROAST SHAREHOLDER shall be limited to the value of the shares of AQUA MOTION acquired by such ROAST SHAREHOLDER in accordance with the terms of this Agreement, and that at the sole option of any such ROAST SHAREHOLDER, he or she may tender his or her shares of AQUA MOTION acquired in the reorganization contemplated hereunder and, upon such tender, the action or proceeding against such ROAST SHAREHOLDER shall be withdrawn with prejudice.

                                    ARTICLE V

                      CONDUCT OF AQUA MOTION BEFORE CLOSING

     From the execution of this Agreement to Closing, AQUA MOTION shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of AQUA MOTION contained in this Agreement to become untrue, nor take any action or enter into any agreement that would constitute or cause a breach of this Agreement. Specifically, but not in limitation of the foregoing, AQUA MOTION shall not:

          (a) enter into any employment or consulting agreement or otherwise create any employment relationship or salary/wage/ compensation/remuneration liability;
          (b) amend its Articles of Incorporation and/or By-Laws, except as otherwise provided herein;
          (c) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities;
          (d) issue any bonds, debentures, notes or other evidences of indebtedness;
          (e) declare or pay any dividend (whether in cash, property, or securities);
          (f)  purchase or redeem any of its stock;
          (g) enter into any Agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or
          (h) sell, lease, or encumber, or enter into any agreement to do any of the foregoing with respect to, any real or personal property owned by it except in the ordinary course of business.

                                   ARTICLE VI

                         CONDUCT OF ROAST BEFORE CLOSING

     From the execution of this Agreement to Closing, ROAST shall not take any action, or enter into any agreement, that would constitute or cause any inducement, representation or warranty of ROAST contained in this Agreement to become untrue, nor take any action or enter into any agreement that would constitute or cause a breach of this Agreement. Specifically, but not in limitation of the foregoing, ROAST shall not:

          (a) enter into any employment/consulting or consulting agreement or otherwise create any employment relationship or salary/wage/ compensation/remuneration liability;
          (b)  amend its Articles of Incorporation and/or By-Laws;
          (c) issue or agree to issue any stock or other securities, including any right, warrant or option to purchase or otherwise acquire any of its stock or securities;
          (d) issue any bonds, debentures, notes or other evidences of indebtedness;
          (e) declare or pay any dividend (whether in cash, property, or securities);
          (f)  purchase or redeem any of its stock;
          (g) enter into any Agreement, whether written or oral, which shall survive the Closing except agreements which are executed in the ordinary course of business; or
          (h) sell, lease, or encumber, or enter into any agreement to do any of the foregoing, any real or personal property owned by it except in the ordinary course of business.

Nicholas Bruzzese, Sr. agrees that from the date hereof until the Closing he will cause ROAST to use its best efforts to preserve intact the business organization of ROAST, to keep available to it the services of its present officers and employees, to preserve its present relationships with persons having significant business relations with it, to maintain all of its properties in customary repair and condition and to maintain insurance policies in respect of its business and properties consistent with current practice.

                                   ARTICLE VII
                       CONDUCT OF PARTIES PENDING CLOSING

     1. AQUA MOTION and the CONTROLLING ROAST SHAREHOLDERS each agree to give to the other and the authorized representatives of the other full access to all the premises and books and records of AQUA MOTION and ROAST, as the case may be, and to furnish the other with such financial and operating data and other information with respect to the business and properties of AQUA MOTION and ROAST, as the case may be, as the other shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of AQUA MOTION or ROAST, as the case may be. In the event of termination of this agreement, each party will each return to the other all documents, work papers and other material obtained from the other in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this agreement unless such information is readily ascertainable from public or published information or trade sources.

     2. Each of ROAST and the CONTROLLING ROAST SHAREHOLDERS shall use their best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the CONTROLLING ROAST SHAREHOLDERS or AQUA MOTION, as the case may be, to consummate the reorganization.

                                  ARTICLE VIII

                    CONDITIONS TO OBLIGATIONS OF AQUA MOTION

     The obligations of AQUA MOTION to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing date, of the following conditions, any one or more of which may be waived by AQUA MOTION in its sole discretion:

     1. All representations and warranties made by the CONTROLLING ROAST SHAREHOLDERS in this Agreement shall be true and correct in all material respects on and as of the Closing date as if again made by the CONTROLLING ROAST SHAREHOLDERS on and as of such date, and, if the Closing date is other than the date hereof, AQUA MOTION shall have received a certificate dated the Closing date and signed by Nicholas Bruzzese, Sr. to that effect.

     2. The CONTROLLING ROAST SHAREHOLDERS shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing date, and AQUA MOTION shall have received a certificate dated the Closing date and signed by the CONTROLLING ROAST SHAREHOLDER to that effect.

     3. All consents, waivers, authorizations and approvals required in order for the CONTROLLING ROAST SHAREHOLDER to deliver his shares hereunder shall have been duly obtained and shall be in full force and effect on the Closing date.

     4. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of ROAST shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

     5. During the period from the date hereof to the Closing date, there shall not have been any event, development, occurrence or change that has had or could reasonably be expected to have a material adverse effect on the financial position of ROAST.

     6. AQUA MOTION shall have received such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement as AQUA MOTION or its counsel may reasonably request.

     7. All certificates, instruments and other documents required to be executed or delivered by or on behalf of the CONTROLLING ROAST SHAREHOLDER under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the CONTROLLING ROAST SHAREHOLDER in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for AQUA MOTION.

                                   ARTICLE IX
                            CONDITIONS TO OBLIGATIONS

                      OF THE CONTROLLING ROAST SHAREHOLDER

     The obligations of the ROAST SHAREHOLDERS to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing date, of the following conditions, any one or more of which may be waived by the CONTROLLING ROAST SHAREHOLDER.

     1. All representations and warranties made by AQUA MOTION in this Agreement shall be true and correct in all material respects on and as of the Closing date as if again made by AQUA MOTION on and as of such date, and if the Closing date is other than the date hereof, the CONTROLLING ROAST SHAREHOLDER shall have received a certificate dated the Closing date and signed by the President of AQUA MOTION to that effect.

     2. AQUA MOTION shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing date, and the CONTROLLING ROAST SHAREHOLDER shall have received a certificate dated the Closing date and signed by the President of AQUA MOTION to that effect.

     3. Each of the officers and directors of AQUA MOTION shall have tendered his or her resignations.

     4. All consents, waivers, authorizations and approvals required in order for AQUA MOTION to deliver its shares as required hereunder shall have been duly obtained and shall be in full force and effect on the Closing date.

     5. Amendments to the December 31, 1999 10K-SB and March 31, 2000 10Q-SB shall be filed with the Securities and Exchange Commission indicating that there was a 5-1 forward split undertaken by AQUA MOTION in November, 1999.

     6. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

     7. The CONTROLLING ROAST SHAREHOLDER shall have received such other duly executed certificates, instruments and documents in furtherance of the transactions contemplated by this agreement as they or their counsel may reasonably request.

     8. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of AQUA MOTION under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of AQUA MOTION in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to the CONTROLLING ROAST SHAREHOLDER.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

     1. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing:

          (a) by the mutual written consent of AQUA MOTION and the CONTROLLING ROAST SHAREHOLDER;

          (b) by AQUA MOTION if all the conditions set forth in Article VIII of this Agreement shall not have been satisfied or waived on or before the Closing date;

          (c) by the CONTROLLING ROAST SHAREHOLDER, if all the conditions set forth in Article IX of this Agreement shall not have been satisfied or waived on or before the Closing date;

          (d) by the CONTROLLING ROAST SHAREHOLDER or AQUA MOTION if the other party or parties hereto fail to comply in any material respect with any of its or their covenants or agreements contained herein, or breaches its or their representations and warranties in any material way;

          (e) by the CONTROLLING ROAST SHAREHOLDER or by AQUA MOTION if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift) which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement; or

     2. In the event of termination and abandonment of this Agreement pursuant to Section 1 of this Article X, written notice thereof shall forthwith be given to the other party or parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the CONTROLLING ROAST SHAREHOLDER or AQUA MOTION. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; PROVIDED, HOWEVER, that no termination of this Agreement pursuant to this Article X shall relieve any party of liability for breach of any provision of this Agreement occurring before such termination.

                                   ARTICLE XI

                                  MISCELLANEOUS

     1. NOTICES. All notices to a party shall be deemed given when mailed by registered or certified mail to the address set forth below or such other address as may be substituted therefor by notice:

                                    To the CONTROLLING ROAST SHAREHOLDER:
                                    Roast-N-Roll Restaurants of the Past, Inc.

                                    1700 Hylan Boulevard
                                    Staten Island, New York  10305

With a copy to:                     Anslow & Jaclin, LLP
                                    4400 Route 9, 2nd Floor
                                    Freehold, New Jersey 07728

         TO:                        Aqua Motion, Inc.
                                    3360 West Sahara, Suite 200
                                    Las Vegas, Nevada 89102

With a copy to:                     Shawn Hackman, Esq.
                                    3360 West Sahara, Suite 200
                                    Las Vegas, Nevada 89102

     2. INTEGRATION. This Agreement is the entire Agreement among the parties and supersedes any other prior agreement(s) among the parties with respect thereto except as herein specified. There are no representations, warranties or other agreements except as expressed in this Agreement. No alteration, modification, or waiver of terms or conditions hereof shall be binding unless in writing and signed by all parties.

     3. AMENDMENTS. This Agreement may be amended only with the written approval of the party to be charged therewith; provided, however, that no such amendment may be made that would cause a breach of any warranty or representation herein.

     4. NO ASSIGNMENT. This agreement may not be assigned by any party or by operation of law or otherwise.

     5. CONSTRUCTION. Whenever required by the context hereof, the masculine gender shall be deemed to include the feminine and neuter; and the singular member shall be deemed to include the plural. This Agreement shall be deemed to have been mutually prepared by all parties and shall not be construed against any particular party as the draftsman.

     6. INTERPRETATION. It is the intent of the parties that this Agreement shall be construed and interpreted, and that all questions arising hereunder shall be determined in accordance with the provisions of the laws of the State of New York.

     7. BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

     8. ARBITRATION. Any controversy, claim or dispute arising out of or resulting from this Agreement, or the breach thereof, that cannot be resolved by negotiation, shall be resolved by arbitration, to be held in New York City, New York in accordance with the rules and regulations of the American Arbitration Association, except that the provisions for discovery shall be as set forth in the Rules of Civil Procedure then in effect in the State of New York. Failure of a party to participate or cooperate shall constitute grounds for default judgment. The arbitrator shall award legal fees and costs to the prevailing party. The decision of the arbitrator shall in each case, including awards and the allocation of costs, be final and binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof.

     9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed to be an original.

     10. EXHIBITS. All Exhibits described herein which are not attached to the Agreement at execution shall be attached within three calendar days thereafter, but not later than the Closing date. Each agreement shall be mutually agreed to by all parties and shall bear the signature of the party submitting same.

     IN WITNESS WHEREOF, and intending to be legally bound, the parties have hereunto set their hands and seals the day and year first above written.

Dated: May 1, 2001

                            CONTROLLING ROAST SHAREHOLDER:

                            BY: /s/ Nicholas Bruzzese, Sr.
                            ------------------------------
                                    Nicholas Bruzzese, Sr.


ATTEST:                                              AQUA MOTION, INC.


/s/Kelly J. Ryan                                     By:/s/ Emily Tzortzatos
---------------------------                          -----------------------
   Kelly J. Ryan, Secretary                                 Emily Tzortzatos
                                                            President

                                              SELLING AQUA MOTION SHAREHOLDERS:

                                              /s/
                                              -----------------------------
                                                     Kelly J. Ryan
                                              /s/
                                              -----------------------------
                                                     Emily Tzortzatos

                                              /s/
                                              -----------------------------
                                                      Angela Tzortzatos
                                              /s/
                                              -----------------------------
                                                      Mildred Alfonso
                                              /s/
                                              ----------------------------
                                                      Gregory Demetroulakos
                                              /s/
                                              -----------------------------
                                                      Elftheria Mitskaris
                                              /s/
                                              ----------------------------
                                                      Eloise Alfonso
                                              /s/
                                              ----------------------------
                                                      Aphrodite Lambropoulos
                                              /s/
                                              ----------------------------
                                                      Tessie Pitaoulis
                                              /s/
                                              ----------------------------
                                                      Angelo Tzortzatos
                                              /s/
                                              ----------------------------
                                                      Robert Scheer
                                              /s/
                                              ----------------------------
                                                      Deborah Daniels
                                              /s/
                                              ----------------------------
                                                      Olga Mitskaris
                                              /s/
                                              ----------------------------
                                                      Eva Szabo
                                              /s/
                                              -----------------------------
                                                      Robert Thompson
                                              /s/
                                              -----------------------------
                                                      Michael LiDonni
                                              /s/
                                              -----------------------------
                                                      Fernando Torres, Jr.

                                              /s/
                                              -----------------------------
                                                      Paul Salas
                                              /s/
                                              -----------------------------
                                                      Vic Lopez
                                              /s/
                                              -----------------------------
                                                      Anthony Logan
                                              /s/
                                              -----------------------------
                                                      Christopher Pitaoulis
                                              /s/
                                              -----------------------------
                                                      Jon Robert Young
                                              /s/
                                              ------------------------------
                                                      Carrie Ryan
                                              /s/
                                              -----------------------------
                                                      Anthony Ryan
                                              /s/
                                              ------------------------------
                                                      Elaine Ryan